                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          TESORO PETROLEUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          TESORO PETROLEUM CORPORATION
                             ---------------------

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 1, 2003

                             ---------------------

     The 2003 Annual Meeting of Stockholders of Tesoro Petroleum Corporation (the "Company") will be held at the Four Seasons Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona at 8:00 A.M. Mountain time on Thursday, May 1, 2003, for the following purposes:

          1. To elect six directors of the Company;

          2. To consider and act upon a proposal to amend our Amended and Restated Executive Long-Term Incentive Plan to extend the expiration date for the grant of awards thereunder; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 12, 2003, are entitled to notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                          Secretary

April 1, 2003
San Antonio, Texas

                             ---------------------

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          TESORO PETROLEUM CORPORATION

                                PROXY STATEMENT

                             ---------------------

                      2003 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 1, 2003

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Tesoro Petroleum Corporation ("Tesoro" or the "Company") of proxies to be voted at the 2003 Annual Meeting of Stockholders to be held on Thursday, May 1, 2003, and at any adjournment thereof.

     Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted (i) for the directors nominated for election at the meeting and (ii) in favor of the proposal to amend our Amended and Restated Executive Long-Term Incentive Plan to extend the expiration date for the grant of awards thereunder. A stockholder giving a proxy may revoke it by written notice received by the Secretary of the Company at any time before it is voted.

     At the close of business on March 12, 2003, the record date for the 2003 annual meeting, there were outstanding and entitled to vote 64,608,233 shares of our Common Stock. The holders of our Common Stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

     A copy of our 2002 Annual Report on Form 10-K and a letter from our President and Chief Executive Officer are being mailed with this Proxy Statement to all stockholders as of the record date.

     Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 1, 2003.

                            1. ELECTION OF DIRECTORS

     At the 2003 annual meeting, the stockholders are requested to elect six directors, constituting the whole Board of Directors, to hold office until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

     The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and our Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("Abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors, will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

     The Board of Directors decreased the number of directors that constitute the whole Board to six following the resignation of James F. Clingman, Jr. on October 1, 2002. Mr. Clingman resigned to devote more time to consulting with H.E. Butt Grocery Company. The stockholders are being asked to elect six directors to hold office until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and proxies cannot be voted for more than six nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to us by the respective nominees.

                                                  SERVED AS
                                      AGE AT     DIRECTOR OF
                                     MARCH 12,   THE COMPANY   OTHER POSITIONS AND OFFICES
NAME                                   2003         SINCE           WITH THE COMPANY
----                                 ---------   -----------   ---------------------------
Steven H. Grapstein................     45          1992       Lead Director(b)(c)(d)(e)
William J. Johnson.................     68          1996              (a)(b)(c)(e)
A. Maurice Myers...................     62          2001               (b)(c)(e)
Donald H. Schmude..................     67          1999               (a)(c)(d)
Bruce A. Smith.....................     59          1995            Chairman of the
                                                                  Board of Directors,
                                                                     President and
                                                               Chief Executive Officer(b)

Patrick J. Ward....................     72          1996              (a)(b)(d)(e)

---------------

(a)  Member of the Compensation Committee (Mr. Johnson, Chairman).

(b)  Member of the Executive Committee (Mr. Smith, Chairman).

(c)  Member of the Audit Committee (Mr. Grapstein, Chairman).

(d)  Member of the Governance Committee (Mr. Ward, Chairman).

(e)  Member of the Finance Committee (Mr. Myers, Chairman).

     Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries ("Kuo"), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. He is also a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V., a Kuo subsidiary, since 1989 and Chairman and Chief Executive Officer of Presidio International dba A/X Armani Exchange, a fashion retail company, since 1999.

     William J. Johnson has been a petroleum consultant since 1994 and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly-held, independent oil and gas company. Mr. Johnson is on the Board of Directors of Devon Energy Corporation, a publicly-held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

     A. Maurice Myers serves as President, Chairman and Chief Executive Officer of Waste Management Inc., Houston. He joined Waste Management in November 1999 after holding the same positions at Yellow Corporation, a transportation service corporation, since 1996. Earlier, he served as President and Chief Operating Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the Board of Directors of Waste Management, Inc. and Hawaiian Electric Industries.

     Donald H. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was President and Chief Executive Officer of Star Enterprise, Vice President of Texaco, and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also held various refinery engineering, planning and marketing positions and served as Vice President of exploration and production of Texaco USA's mid-continent division.

     Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995; and Executive Vice President responsible for Exploration and Production and Chief Financial Officer of Tesoro from September 1993 to July 1995; and Vice President and Chief Financial Officer of Tesoro from September 1992 to September 1993. He is also a director of Noble Energy, Inc., a publicly-held company engaged in oil and gas exploration, development and production.

     Patrick J. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he had held since 1990. Mr. Ward served on the Board of Directors of Caltex from 1989 to 1995.

     No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company.

                             ---------------------

     The Board of Directors met twelve times during fiscal year 2002. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board and committees on which such director served during fiscal year 2002. The Board of Directors has an Executive Committee and the following standing committees: Compensation Committee, Governance Committee, Audit Committee and Finance Committee.

     The Executive Committee, between meetings of the Board, has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as provided in Article III of our By-laws and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board, including the power and authority (i) to declare a dividend on our capital stock, (ii) to authorize the issuance of our capital stock, (iii) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and (iv) to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board or the Executive Committee as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee did not meet during fiscal year 2002.

     The Compensation Committee's primary purpose is to discharge the responsibilities of the Board to the Company's shareholders, potential shareholders and investment community with respect to the Company's compensation programs and compensation of the Company's Chief Executive Officer and other members of the Company's senior management. In performing its duties, the Compensation Committee has the following responsibilities: (i) to review and approve all areas of senior executive compensation including but not limited to salary adjustments, cash incentive awards and stock incentives, and to review and approve the aggregate amount of all merit increases, cash incentive awards and stock incentives for our executives; (ii) to administer and interpret our Amended Incentive Stock Plan of 1982, Amended and Restated Executive Long-Term Incentive Plan, the Key Employee Stock Option Plan and any future incentive plans, to the extent set forth in such plans; (iii) to review Company retirement matters, consider amendments to our retirement plans, make recommendations to the Board of Directors with respect to such amendments and proposals, and review and approve any overall changes in retirement benefit formulas; (iv) to review new employment or management stability agreements and amendments and extensions of existing agreements and to make recommendations to the Board of Directors with respect to such agreements; (v) to administer and interpret employment agreements and make recommendations to the Board of Directors with respect thereto; (vi) to prepare an annual report for inclusion in our proxy statement on the compensation of the Company's Chief Executive Officer and named executive officers; (vii) to provide information and advice annually to the Governance Committee on compensation of the Board; and (viii) to consult with the Board of Directors and the Governance Committee and review with the Board the actions of the Compensation Committee as appropriate. The Compensation Committee met six times during fiscal year 2002.

     The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its responsibilities to the Company's shareholders, potential shareholders and the investment community. The Governance Committee considers and recommends to the Board from time to time suitable candidates for membership on the Board, including nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Governance Committee. Stockholders may also make nominations for director at annual or certain special stockholder meetings if they comply with the procedures described below. The Governance Committee also reviews and makes recommendations to the Board annually regarding (i) the organization and structure of the Board and the committees of the Board and selection of new director candidates; (ii) compensation for the non-employee members of the Board; (iii) guidelines on corporate governance issues; and (iv) the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board. The Governance Committee met five times during fiscal year 2002.

     The Audit Committee's primary purpose is to provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement. The Audit Committee met nine times during fiscal year 2002. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. All four members of the Audit Committee are "Independent" as this term is defined in the New York Stock Exchange ("NYSE") listing standards. For further information, see the Audit Committee Report on page 25.

     The Finance Committee takes a leadership role and provides assistance to the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's capital structure, capital investments and other related matters as may be assigned by the Board of Directors. The Finance Committee met three times during fiscal year 2002.

                             ---------------------

     Under our By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in our By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder's intent to make such nomination must be delivered to the Company (Attention:
Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder as it appears on our books and of the beneficial owner, if any, on behalf of whom such nomination is made, and (ii) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     In the case of an annual meeting of stockholders, the required notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the notice must be delivered no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement specifying the size of the increased Board made by us at least 70 days prior to the first anniversary of the preceding year's annual meeting, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the tenth day following the day on which the public announcement is first made by us. In the case of a special meeting of stockholders at which directors are proposed to be elected in the notice of meeting, the stockholder wishing to make a nomination for director must deliver the required written notice to the Company (Attention: Corporate Secretary) not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

                             ---------------------

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer of Tesoro receives (i) a base retainer of $18,000 per year and (ii) an additional $2,000 for each meeting of the Board of Directors or any committee thereof, including committee meetings held on the same day as a meeting of the Board of Directors. The non-employee Lead Director of the Board of Directors receives $25,000 per year for his service. In addition, the Chairmen of the Audit, Finance, Compensation, and Governance Committees each receives $5,000 per year for service in such positions. We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not our employees. The premium for such insurance ranged from $178 to $2,064 for each of these directors during fiscal year 2002.

     One-half of each of the director's annual retainer is paid in our Common Stock on an annual basis. Within 30 days after the annual meeting of our stockholders at which the director is elected, we issue a number of shares equal to one-half of the annual retainer in effect on the date of such meeting divided by the average of the closing prices for our Common Stock, as reported on the NYSE composite tape, for the ten trading days prior to such annual meeting. For any person elected to be a director between annual meetings, we will issue a pro rata number of shares for the time they will serve as a director during such year. The shares of our Common Stock issued to the directors will be held by us and will not be sold, pledged or otherwise disposed of and the shares will not be delivered to the directors until the earliest of (i) the first anniversary date of the annual meeting that immediately preceded the issuance of such shares or (ii) the next succeeding annual meeting of the stockholders or (iii) the date on which the person ceases to be a director; provided that, in the case of clause (iii), if the person ceases to be a director for any reason other than death or disability, the number of shares delivered shall be reduced pro rata for the period of time from termination as a director to the first anniversary date of the immediately preceding annual meeting of the stockholders. The directors have full voting rights with respect to such shares of our Common Stock.

     We had previously established an unfunded Non-Employee Director Retirement Plan that provided eligible directors with retirement payments upon meeting certain age or other requirements. However, to more closely align director compensation with shareholders' interests, in March 1997, the Board of Directors elected to freeze the Director Retirement Plan and transfer accrued benefits of each participating director to an account for each director in the Tesoro Petroleum Corporation Board of Directors Deferred Phantom Stock Plan. After the amendment and transfer, only those retired directors or beneficiaries who had begun receiving benefits remained participants in the Director Retirement Plan. By participating in the Phantom Stock Plan, each director waived any and all rights under the Director Retirement Plan. Under the Phantom Stock Plan, each current and future non-employee director shall have credited to his account as of the last day of the year a yearly accrual equal to $7,250 (limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each participant who is serving as a chairman of a committee of the

Board of Directors immediately prior to his termination as director and who has served at least three years as a director shall have an additional $5,000 credited to his account. The Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a participating director may elect to defer any part or all of the cash portion of his annual director retainer into his account. Each transfer, accrual or deferral shall be credited quarterly to the participating director's account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of our Common Stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the participating director's account. Participating directors are vested 100 percent at all times with respect to deferrals and, if applicable, the chairman fee portion of his account. Participating directors vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a participating director voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100 percent vested in his account without regard to services. Distributions from the Phantom Stock Plan shall be made in cash, based on the closing market price of our Common Stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years. Death, disability, retirement or cessation of status as a director of Tesoro constitute an event requiring a distribution. Upon the death of a participating director, the participating director's beneficiary will receive as soon as practicable the cash value of the participating director's account as of the date of death. At December 31, 2002, participating directors' accounts included the following units of phantom stock: Mr. Grapstein -- 11,868 units; Mr. Johnson -- 5,174 units; Mr. Myers -- 3,885 units; Mr.
Schmude -- 6,491 units; and Mr. Ward -- 7,174 units.

     Under the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan, a director electing to participate may defer between 20 percent and 100 percent of his total cash compensation for the ensuing year, which deferred fees are credited to an interest-bearing account maintained by us. Interest is applied to each quarter's deferral at the prime rate published in The Wall Street Journal on the last business day of such quarter plus two percentage points (6.25 percent at December 31, 2002). All payments under the Deferred Compensation Plan are our sole obligation. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is paid to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments, or a shorter period, including lump-sum, at the discretion of the deferred compensation plan committee. In the event of a change of control (as "change of control" is defined in the Deferred Compensation Plan), the balance in each participating director's account will be distributed to him as a lump sum within 30 days after the date of the change of control. We also have an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

     Our 1995 Non-Employee Director Stock Option Plan, as amended (the "1995 Plan"), provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of our Common Stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director on February 23, 1995, or elected thereafter, initially receives an option to purchase 5,000 shares of our Common Stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase shares of our Common Stock (amounting to 1,000 shares prior to March 2000 and 3,000 shares thereafter) on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. The 1995 Plan will terminate as to the issuance of stock options in February 2005. Under the 1995 Plan, non-employee directors received individual grants of 3,000 shares each with an exercise price of $7.00 per share on June 20, 2002. At March 12, 2003, we had 121,000 options outstanding and 156,000 shares available for future grants under the 1995 Plan.

                             ---------------------

STOCK OWNERSHIP

     The following table shows the beneficial ownership of our Common Stock reported to us as of March 12, 2003, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act for each director and nominee, the Chief Executive Officer, our other four most highly compensated officers during 2002 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our Common Stock listed.

                                                                BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                                  ON MARCH 12, 2003
                                                             ---------------------------
                                                                              PERCENT OF
                                                              SHARES            CLASS
                                                             ---------        ----------
Steven H. Grapstein........................................  1,024,027(a)(b)    1.584
William J. Johnson.........................................     21,727(a)       0.034
A. Maurice Myers...........................................     19,864(a)       0.031
Donald H. Schmude..........................................     18,399(a)       0.028
Bruce A. Smith.............................................  1,176,219(c)       1.792
Patrick J. Ward............................................     38,727(a)(d)    0.060
William T. Van Kleef.......................................    663,659(e)       1.018
James C. Reed, Jr. ........................................    387,677(f)       0.597
Stephen L. Wormington......................................    285,443(g)       0.440
Thomas E. Reardon..........................................    236,382(h)       0.365
All directors and executive officers as a group (26          4,407,262(i)       6.521
  individuals).............................................

---------------

(a) The shares shown include shares that non-employee directors had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter, as follows: Mr. Grapstein -- 19,000 shares; Mr. Johnson -- 17,000 shares; Mr. Myers -- 8,000 shares; Mr. Schmude -- 15,000 shares; and Mr. Ward -- 18,000 shares. The shares shown for each director also include 1,392 shares of restricted Common Stock as payment of one-half of each director's annual retainer for 2002 for each director listed above. Units of phantom stock payable in cash that have been credited to the directors under the Phantom Stock Plan are not included in the shares shown above.

(b) The shares shown include 946,300 shares of our Common Stock owned by Oakville N.V. Mr. Grapstein is an officer of Oakville N.V. As an officer, Mr. Grapstein shares voting and investment power with respect to such shares. In addition, the shares shown include 4,000 shares for which Mr. Grapstein disclaims beneficial ownership held in accounts for his minor children.

(c) The shares shown include 8,571 shares credited to Mr. Smith's account under our Thrift Plan and 1,037,900 shares that Mr. Smith had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter.

(d) The shares shown include 6,000 shares owned by P&L Family Partnership Ltd. that Mr. Ward and his spouse control through 57 percent ownership.

(e) The shares shown include 7,119 shares credited to Mr. Van Kleef's account under our Thrift Plan and 605,070 shares that Mr. Van Kleef had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter.

(f) The shares shown include 3,764 shares credited to Mr. Reed's account under our Thrift Plan and 324,860 shares that Mr. Reed had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter.

(g) The shares shown include 6,263 shares credited to Mr. Wormington's account under our Thrift Plan and 276,780 shares that Mr. Wormington had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter. The shares shown also include 2,400 shares for which Mr. Wormington disclaims beneficial ownership held in account for his minor child.

(h) The shares shown include 6,098 shares credited to Mr. Reardon's account under our Thrift Plan and 228,300 shares that Mr. Reardon had the right to acquire through the exercise of stock options on

     March 12, 2003, or within 60 days thereafter. The shares shown also include 1,334 shares for which he disclaims beneficial ownership held in the name of Mr. Reardon's spouse.

(i) The shares shown include 81,679 shares credited to the accounts of executive officers under our Thrift Plan and 2,974,330 shares that directors and executive officers had the right to acquire through the exercise of stock options on March 12, 2003, or within 60 days thereafter. The shares shown also include 3,080 shares held by executive officers' minor children for which the executive officers disclaim beneficial ownership. The shares shown also include 2,060 shares held in the names of executive officers' spouses for which such executive officers disclaim beneficial ownership.
                             ---------------------

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth information from filings made with the SEC as to each person or group who on December 31, 2002 beneficially owned more than 5 percent of the outstanding shares of Common Stock of the Company.

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES        CLASS
------------------------------------                          ---------    ----------
Mellon Financial Corporation(a).............................  6,842,389      10.591
Boston Safe Deposit and Trust Company
The Boston Company Asset Management
  c/o Mellon Financial Corporation
  One Mellon Center
  Pittsburg, PA 15258
Barclays Global Investors, NA.(b)...........................  3,660,997       5.667
  45 Fremont Street
  San Francisco, CA 94105

---------------

(a) According to Amendment No. 2 to a Schedule 13G ("Amendment No. 2") filed with the SEC, Mellon Financial Corporation has sole voting power with regard to 4,716,424 shares, shared voting power with regard to 814,790 shares and sole dispositive power with regard to 6,842,389 shares of Common Stock of the Company; Boston Safe Deposit and Trust Company has sole voting power with regard to 3,889,600 shares, shared voting power with regard to 814,790 shares and sole dispositive power with regard to 5,994,590 shares of Common Stock of the Company; The Boston Company Asset Management has sole voting power with regard to 3,593,500 shares, shared voting power with regard to 814,790 shares and sole dispositive power with regard to 4,573,290 shares of Common Stock of the Company. Amendment No. 2 states that the shares reported therein are beneficially owned by certain direct or indirect subsidiaries of Mellon Financial Corporation, consisting of banks, investment advisors and parent holding companies.

(b) According to a Schedule 13G filed with the SEC, Barclays Global Investors, NA. ("Barclays"), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole voting power and sole dispositive power with regard to 3,243,055 shares of Common Stock of the Company held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The Schedule 13G also lists Barclays Global Fund Advisors as having sole voting power and sole dispositive power for 417,942 shares of Common Stock of the Company. The Schedule 13G also lists Barclays Global Investors, Ltd., Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Price Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited and Barclays Private Bank and Trust Limited (Sussie) as having no voting or dispositive power for the shares and the Schedule 13G does not describe the relationship between the named parties.
                             ---------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10 percent of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock or other of our equity securities. We believe that during the fiscal year ended December 31, 2002, our directors, executive officers and holders of more than 10 percent of our voting stock complied with all Section 16(a) filing requirements.

                             ---------------------

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table contains information concerning the annual and long-term compensation for services in all capacities to us for fiscal years ended December 31, 2002, 2001 and 2000, of those persons who were on December 31, 2002, (i) the Chief Executive Officer and (ii) our other four most highly compensated officers (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                               ---------------------------------------
                                                                                         AWARDS
                                            ANNUAL COMPENSATION                --------------------------
                                --------------------------------------------                  SECURITIES     PAYOUTS
                                                                OTHER ANNUAL   RESTRICTED     UNDERLYING    ----------
NAME AND                                                        COMPENSATION      STOCK      OPTIONS/SARS      LTIP
PRINCIPAL POSITION              YEAR   SALARY($)    BONUS($)       ($)(A)      AWARD(S)($)      (#)(B)      PAYOUTS($)
------------------              ----   ---------   ----------   ------------   -----------   ------------   ----------
Bruce A. Smith................  2002   $770,000    $       --     $    --         $  --        500,000        $  --
 Chairman of the Board of       2001    772,962     1,180,000          --            --             --           --
 Directors, President and       2000    770,000     1,085,700          --            --        300,000           --
 Chief Executive Officer
William T. Van Kleef..........  2002   $470,000    $       --     $    --         $  --        315,000        $  --
 Executive Vice President       2001    471,808       675,000          --            --             --           --
 and Chief Operating Officer    2000    470,000       574,340          --            --        180,000           --
James C. Reed, Jr. ...........  2002   $400,000    $       --     $    --         $  --        215,000        $  --
 Executive Vice President,      2001    401,539       450,000          --            --             --           --
 General Counsel and Secretary  2000    400,000       376,000          --            --         85,000           --
Stephen L. Wormington.........  2002   $373,794    $       --     $57,212         $  --             --        $  --
 Executive Vice President,      2001    326,018       333,000          --            --             --           --
 Marketing, Tesoro Refining     2000    312,272       350,000          --            --         50,000           --
 and Marketing Company
Thomas E. Reardon.............  2002   $313,269    $       --     $    --         $  --        150,000        $  --
 Executive Vice President,      2001    301,154       275,000          --            --             --           --
 Corporate Resources            2000    277,885       253,800          --            --         60,000           --


NAME AND                           ALL OTHER
PRINCIPAL POSITION              COMPENSATION(C)
------------------              ---------------
Bruce A. Smith................    $1,651,643
 Chairman of the Board of          2,988,427
 Directors, President and          1,042,050
 Chief Executive Officer
William T. Van Kleef..........    $1,014,080
 Executive Vice President          1,188,517
 and Chief Operating Officer         618,329
James C. Reed, Jr. ...........    $  549,056
 Executive Vice President,         1,138,016
 General Counsel and Secretary       159,070
Stephen L. Wormington.........    $   12,000
 Executive Vice President,            10,200
 Marketing, Tesoro Refining           10,200
 and Marketing Company
Thomas E. Reardon.............    $  778,939
 Executive Vice President,           418,008
 Corporate Resources                 311,257

---------------

(a) Other Annual Compensation for Mr. Wormington in 2002 represents imputed interest related to five-year notes provided by the Company in connection with his relocation. The notes, which were issued on June 12, 2002, consist of a $1.3 million non-interest bearing note and a $200,000 note bearing interest at 1.5 percent. Mr. Wormington is not required to pay any principal payments on the notes until July 1, 2003. With the exception of Mr. Wormington, the aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officers for all periods shown. In addition to the named executive officers above, the Company has notes totaling $1.0 million from J. William Haywood, Senior Vice President and President, California Region, Tesoro Refining and Marketing Company. The notes were assumed by the Company in connection with the May 17, 2002 acquisition of the California refinery. The notes are non-interest bearing and are primarily for his residence. As of March 21, 2003, the entire amounts of Mr. Haywood's notes were outstanding.

(b) Amounts represent traditional stock option grants, including certain grants with exercise prices exceeding the market price of our Common Stock on the date of grant (see "Option Grants in 2002" below).

(c) All Other Compensation for 2002 includes amounts we contributed and earnings on the executive officers' accounts in a supplemental retirement plan, the Funded Executive Security Plan (see "Retirement Benefits" on page
     15) of $1,639,643, $1,002,080, $537,056 and $766,939 for Mr. Smith, Mr. Van
     Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $12,000 for each of the named executive officers. All Other Compensation for 2001 includes amounts we contributed and earnings on the executive officers' accounts in the Funded Executive Security Plan of $2,978,227, $1,178,317, $1,127,816 and $407,808 for Mr. Smith, Mr. Van
     Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $10,200 for each of the named executive officers. All Other Compensation for 2000 includes amounts contributed by us and earnings on the executive officers' accounts to the Funded Executive Security Plan of $1,031,850, $608,129, $148,870 and $301,057 for Mr. Smith, Mr. Van
     Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $10,200 for each of the named executive officers.

OPTION GRANTS IN 2002

     The following table sets forth information concerning individual grants of traditional stock options (including certain grants with exercise prices exceeding the market price of our Common Stock on the date of grant) to the named executive officers during the year ended December 31, 2002.

                             OPTION GRANTS IN 2002

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                          SECURITIES      OPTIONS                                   STOCK PRICE APPRECIATION
                          UNDERLYING     GRANTED TO   EXERCISE OR                        FOR OPTION TERM
                            OPTIONS      EMPLOYEES    BASE PRICE     EXPIRATION   -----------------------------
NAME                     GRANTED(#)(A)    IN 2002      ($/SHARE)        DATE          5%($)          10%($)
----                     -------------   ----------   -----------    ----------   -------------   -------------
Bruce A. Smith.........     160,000(a)      11.9%       $13.320(c)     3/24/12     $1,340,302      $3,396,585
                            200,000(b)      14.8          3.865(c)    11/18/12        486,136       1,231,962
                             40,000(b)       3.0          9.000(d)    11/18/12             --          40,993
                            100,000(b)       7.4          6.000(d)    11/18/12         29,567         402,483
William T. Van Kleef...     115,000(a)       8.5%       $13.320(c)     3/24/12     $  963,343      $2,441,297
                            100,000(b)       7.4          3.865(c)    11/18/12        243,067         615,983
                             50,000(b)       3.7          9.000(d)    11/18/12             --          51,243
                             50,000(b)       3.7          6.000(d)    11/18/12         14,786         201,243
James C. Reed, Jr. ....      55,000(a)       4.1%       $13.320(c)     3/24/12     $  460,729      $1,167,576
                             80,000(b)       5.9          3.865(c)    11/18/12        194,456         492,786
                             40,000(b)       3.0          9.000(d)    11/18/12             --          40,993
                             40,000(b)       3.0          6.000(d)    11/18/12         11,828         160,993
Stephen L.
  Wormington...........          --           --             --             --             --              --
Thomas E. Reardon......      30,000(a)       2.2%       $13.320(c)     3/24/12     $  251,307      $  636,862
                             60,000(b)       4.4          3.865(c)    11/18/12        145,843         369,591
                             30,000(b)       2.2          9.000(d)    11/18/12             --          30,744
                             30,000(b)       2.2          6.000(d)    11/18/12          8,871         120,744

---------------

(a) The right to exercise these options vests in four equal annual installments beginning one year from the date of grant.

(b) The right to exercise these options vests in three equal annual installments beginning one year from the date of grant.

(c) The exercise price per share is the average of the high and low of the Company's Common Stock on the NYSE on the date of grant.

(d) The exercise price per share of $9.00 and $6.00 exceeded the market price of the Company's Common Stock on the date of grant which averaged $3.865 per share. At an assumed 5% annual rate of stock price appreciation, the value of the options would be less than $9.00 at the end of the option term.

AGGREGATED OPTION/SAR EXERCISED IN 2002 AND OPTION/SAR VALUES AT DECEMBER 31,
2002

     The following table reflects the number of shares acquired by exercising options and the value received thereon by the named executive officers, the number of unexercised stock options remaining at year-end 2002 and the potential value thereof based on the year-end market price of our Common Stock of $4.52 per share.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS/ SARS AT         IN-THE-MONEY OPTIONS/ SARS
                           SHARES                       DECEMBER 31, 2002(#)         AT DECEMBER 31, 2002($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Bruce A. Smith.........       --            --        1,172,900(a)    725,000          (b)         $131,000
William T. Van Kleef...       --            --          576,320       450,000          (b)           65,500
James C. Reed, Jr. ....       --            --          311,110       278,750          (b)           52,400
Stephen L. Wormington..       --            --          276,780        37,000          (b)               --
Thomas E. Reardon......       --            --          220,800       195,000          (b)           39,300

---------------

(a) The number of exercisable options/SARs includes 175,000 phantom stock options that were granted to Mr. Smith in 1997 with a term of ten years.

(b) None of these options were in the money on December 31, 2002, based on $4.52 per share, the closing price of our Common Stock on December 31, 2002, as reported by New York Stock Exchange.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company has prepared the following report regarding 2002 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for the review, interpretation and administration of all components of the Company's senior executive compensation programs and for the review and approval of the aggregate cost-related aspects of other compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company's Chairman, President and Chief Executive Officer and for the other officers named in the Summary Compensation Table, as well as general compensation information of all executive officers of the Company.

   COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     The Company's compensation philosophy is to provide a total compensation program to executive and other key employees that will (i) enable the Company to attract and retain management talent; (ii) inspire teamwork and motivate superior performance; (iii) compensate all employees fairly, equitably and competitively; and (iv) align performance with the long-term interests of shareholders. The application of this philosophy is intended to:

     - Emphasize performance-oriented compensation that balances rewards for short-term and long-term results in a manner that puts a significant portion of executive compensation at risk;

     - Focus executives on measurements that encourage strong financial and operational performance; and

     - Encourage the creation of shareholder value through the achievement of strategic objectives.

     The Compensation Committee determines competitive levels of compensation using published compensation surveys (for energy and general industry companies of comparable size to the Company as measured by revenues), information obtained from its compensation consulting firm, and analysis of compensation data contained in proxy statements for selected energy industry peer companies. However, this data is used only as reference points in making executive pay decisions, together with the Compensation Committee's (and the Board's) assessment of Company and individual performance.

     The Company's compensation programs for executives include base salaries, annual performance incentives, long-term incentives and certain executive benefits. Each of these compensation programs is further detailed below.

            DESCRIPTION OF THE 2002 EXECUTIVE COMPENSATION PROGRAMS

  Base Salaries

     Base salaries for the Company's senior executive officers in 2002 were reviewed through comparisons with the market survey data described above. The Compensation Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market base salary rates at the fiftieth percentile of energy and general industry companies of comparable size to the Company (as measured by revenues), average annual salary increases for executives in companies of all sizes across the country, overall corporate financial performance, and individual roles and performance. These criteria are assessed in a non-formula fashion and are not weighted. No base salary adjustments were made for the named executive officers, other than for Mr. Wormington, who received a geographic pay adjustment for his move to California, which was rescinded in January 2003 upon his return to the corporate office in Texas.

  Annual Performance Incentives

     Under the Company's 2002 annual incentive strategy, senior executive target awards were set to bring total annual compensation near the fiftieth percentile of the market survey data upon achievement of target performance, with an opportunity to achieve top quartile payouts for outstanding results.

     For 2002, the strategy for senior executives was structured so that 50 percent of the annual incentive opportunity was tied to corporate financial results and 50 percent was tied to individual/team performance. For business-unit positions, 50 percent of the award opportunity was tied to corporate financial results, 25 percent to business-unit goals, and 25 percent to individual/team performance. The corporate financial objective for the year was Earnings per Share. The business-unit component of the strategy was assessed considering such performance indicators as operating income, safety, and environmental performance. While the Company achieved performance that would have allowed for annual incentive payouts to be made, the Compensation Committee endorsed the CEO's recommendation that no annual incentives be paid for 2002 due to the significant losses the Company sustained during 2002.

  Long-Term Incentives

     The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance since stock-related compensation is directly tied to shareholder value.

     In 2002, the Compensation Committee made stock option grants to four of the five named executive officers. The first grant (made in March 2002) was granted at 100 percent of fair market value on the date of grant. The second grant was made in November 2002. To provide a strong focus on pay-for-performance, the Compensation Committee chose to make a portion of the November grant at 100 percent of fair market value on the date of grant and the remainder of the grant at a price premium. These premium-priced options have exercise prices requiring about a 55 percent to 133 percent increase in stock price over the grant-date price in order for the participant to receive any appreciation value from the options. The total expected value of all grants was less than the market fiftieth percentile.

     The Company also had in place a special long-term incentive plan, the 1998 Performance Incentive Compensation Plan (the "1998 Performance Plan"). The 1998 Performance Plan was intended to provide market ninetieth percentile total pay if the Company would have achieved outstanding share price growth. The 1998 Performance Plan provided awards in the form of phantom stock for the Company's top three executive officers (including the Chief Executive Officer) and cash bonus opportunities for other participants if specified stock price targets were achieved. The share price targets were not achieved during the periods as specified in the 1998 Performance Plan, and no payouts were made. The 1998 Performance Plan expired on September 30, 2002.

  Other Executive Benefits and Perquisites

     The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for three of the senior executive officers (including the Chief Executive Officer), a flexible perquisites program (with a dollar limit placed on perquisite expenses) and employment agreements. Levels of Company benefits and perquisites for executives were in line with market fiftieth to seventy-fifth percentile levels.

        DISCUSSION OF 2002 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The discussion below applies to Mr. Smith's 2002 compensation.

  Base Salary

     Mr. Smith's annual base salary of $770,000 was not increased in 2002.

  Annual Incentive Award

     As described for the named executive officers, Mr. Smith received no annual incentive for 2002 performance.

  Stock Options

     Mr. Smith received 360,000 stock options with exercise prices equal to 100% of the then current market price in 2002. He also received 140,000 stock options with exercise prices exceeding the fair market value on the date of grant, as previously described.

             LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly-held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is "performance-based compensation" as defined by the Internal Revenue Code. The Company believes that its stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to the Company's success, such as encouraging employee retention and rewarding achievement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William J. Johnson, Chairman
Donald H. Schmude
Patrick J. Ward

March 12, 2003

PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total return of our Common Stock to the cumulative total return of the S&P 500 Composite Index and to an old and a new composite peer group of companies. The Company compiled a new peer group for fiscal 2002 to better match its strategic focus and to reflect the recent consolidation in the refining and marketing industry. The new composite peer group (the "New Peer Group") includes the following: Frontier Oil Corporation, Giant Industries, Inc., Holly Corporation, Premcor Inc., Sunoco, Inc. and Valero Energy Corporation. The old composite peer group (the "Old Peer Group") included the following: Frontier Oil Corporation; Giant Industries, Inc.; Holly Corporation; Sunoco, Inc.; Tosco Corporation (through its last publicly traded date); Ultramar Diamond Shamrock Corporation (through its last publicly traded date); and Valero Energy Corporation. The line graph below is for the period of five fiscal years commencing December 31, 1997 and ending December 31, 2002.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   AMONG THE COMPANY, THE S&P 500 INDEX AND OLD AND NEW COMPOSITE PEER GROUPS

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                       12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
--------------------------------------------------------------------------------------
 Tesoro                $100.00    $ 78.23    $ 74.60    $ 75.00    $ 84.58    $ 29.16
 S&P 500 Index         $100.00    $128.58    $155.63    $141.46    $124.65    $ 97.10
 New Peer Group        $100.00    $ 78.08    $ 60.02    $ 94.35    $110.06    $104.93
 Old Peer Group        $100.00    $ 74.48    $ 68.15    $ 96.00    $126.45    $120.55

* Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1997, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

NOTE: The stock price performance shown on the graph is not necessarily indicative of future price performance.

RETIREMENT BENEFITS

     We maintain a noncontributory qualified Retirement Plan that covers officers and other eligible employees. Benefits under the plan are payable either on a straight-life annuity basis or a lump-sum basis and are based on the average monthly earnings, years of service and ages of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonuses received by the participating employee during the 36 consecutive months that produce the highest average monthly rate of earnings out of the last 120 months of service.

     In addition, we maintain an unfunded executive security plan, the Amended Executive Security Plan ("Amended Plan"), for executive officers and other defined key personnel. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant's Earnings. "Earnings" is defined under the Amended Plan to mean a participant's average monthly rate of total compensation, primarily salary and bonus received, including performance bonuses and incentive compensation paid after December 1, 1993, in the form of stock awards of our Common Stock for the 36 consecutive calendar months within the last ten-year period that produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment by us of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from our Retirement Plan and Social Security benefits.

     We also maintain the Funded Executive Security Plan ("Funded Plan"), which covers selected persons approved by the Chief Executive Officer. Participants in the Funded Plan are also participants in the Amended Plan. The Funded Plan provides participants with substantially the same aftertax benefits as the Amended Plan. Advance payments are made to the extent a participant is expected to incur a pre-retirement tax liability as a result of his participation in the Funded Plan. The Funded Plan is funded separately for each participant on an actuarially determined basis through a bank trust whose primary asset is an insurance contract providing for a guaranteed rate of return for certain periods. Amounts payable to participants from the Funded Plan reduce amounts otherwise payable under the Amended Plan.

     The following table shows the estimated annual benefits payable upon retirement under our Retirement Plan, Amended Plan and the Funded Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payments for life. Effective January 1, 2003, the federal tax law limitation on maximum annual retirement benefits payable by the Retirement Plan to any employee remained unchanged at $160,000. However, since the Amended Plan and the Funded Plan are not qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), it is possible for certain retirees to receive annual benefits in excess of this statutory limitation.

                                         NUMBER OF YEARS OF BENEFIT SERVICE
HIGHEST AVERAGE             ------------------------------------------------------------
RATE OF COMPENSATION           10          15           20           25           30
--------------------        --------   ----------   ----------   ----------   ----------
$ 400,000.................  $160,000   $  200,000   $  240,000   $  260,000   $  280,000
$ 500,000.................  $200,000   $  250,000   $  300,000   $  325,000   $  350,000
$ 600,000.................  $240,000   $  300,000   $  360,000   $  390,000   $  420,000
$ 700,000.................  $280,000   $  350,000   $  420,000   $  455,000   $  490,000
$ 800,000.................  $320,000   $  400,000   $  480,000   $  520,000   $  560,000
$ 900,000.................  $360,000   $  450,000   $  540,000   $  585,000   $  630,000
$1,000,000................  $400,000   $  500,000   $  600,000   $  650,000   $  700,000
$1,100,000................  $440,000   $  550,000   $  660,000   $  715,000   $  770,000
$1,200,000................  $480,000   $  600,000   $  720,000   $  780,000   $  840,000
$1,300,000................  $520,000   $  650,000   $  780,000   $  845,000   $  910,000
$1,400,000................  $560,000   $  700,000   $  840,000   $  910,000   $  980,000
$1,500,000................  $600,000   $  750,000   $  900,000   $  975,000   $1,050,000
$1,600,000................  $640,000   $  800,000   $  960,000   $1,040,000   $1,120,000
$1,700,000................  $680,000   $  850,000   $1,020,000   $1,105,000   $1,190,000
$1,800,000................  $720,000   $  900,000   $1,080,000   $1,170,000   $1,260,000
$1,900,000................  $760,000   $  950,000   $1,140,000   $1,235,000   $1,330,000
$2,000,000................  $800,000   $1,000,000   $1,200,000   $1,300,000   $1,400,000

     The years of benefit service as of December 31, 2002, for the named executive officers were as follows: Mr. Smith -- 10 years; Mr. Van Kleef -- 9 years; Mr. Reed -- 28 years; Mr. Wormington -- 7 years; and Mr. Reardon -- 22 years.

     In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit of four times a participant's annual base pay as of December 1 preceding a participant's date of death payable over eight years, less the amount payable from the Funded Plan at the date of death. The amount payable from the Funded Plan at death is based on the actuarial value of the participant's vested accrued benefit, payable in 96 monthly installments or as a life annuity if a surviving spouse is the designated beneficiary.

EMPLOYMENT CONTRACTS, MANAGEMENT STABILITY AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under an employment agreement dated November 1, 1997, as amended effective October 28, 1998, Mr. Smith is employed at an annual base salary of $770,000. Mr. Smith's employment agreement is for a term of three years and renews for an additional year on the first of November of each year, unless we terminate the agreement in accordance with its terms. Under separate employment agreements, also effective October 28, 1998, Mr. Van Kleef and Mr. Reed are employed at annual base salaries of $470,000 and $400,000, respectively. Messrs. Van Kleef's and Reed's employment agreements each has a term of two years and renews for an additional year on the anniversary date in October of each year, unless we terminate the agreement in accordance with its terms. In addition to their base salaries, each of the employment agreements for the above executives provides that we shall establish an annual incentive compensation strategy for executive officers in which each executive shall be entitled to participate in a manner consistent with his position with us and the evaluations of his performance by the Board of Directors or any appropriate committee thereof. The target incentive bonus under the 2002 annual incentive compensation strategy was a percentage of the respective executive officer's annual base salary and was 100 percent for Mr. Smith, 90 percent for Mr. Van Kleef and 75 percent for Mr. Reed. Each of the employment agreements also provides that the executive will receive an annual amount ("flexible perquisite amount") to cover various business-related expenses such as dues for country, luncheon or social clubs; automobile expenses; and financial and tax planning expenses. The executive may elect at any time by written notice to us to receive in cash any of such flexible perquisite amount that has not been paid to or on behalf of the executive. The annual flexible perquisite amount is $30,000, $20,000 and $20,000 for Mr. Smith, Mr. Van Kleef and Mr. Reed, respectively. Each employment agreement also provides that we will pay initiation fees for social clubs and reimburse the executive for related tax expenses to the extent the Board of Directors, or a duly authorized committee thereof, determines such fees are reasonable and in our best interest.

     Each of the employment agreements with Mr. Smith, Mr. Van Kleef and Mr. Reed provides that in the event we should terminate such executive officer's employment without cause, if he should resign his employment for "good reason" (as "good reason" is defined in the employment agreements), or if we shall not have offered to such executive officer prior to the termination date of his employment agreement the opportunity to enter into a new employment agreement, with terms, in all respects, no less favorable to the executive than the terms of his current employment agreement, such executive will be paid a lump-sum payment equal to (i) three times (in the case of Mr. Smith) and two times (in the case of Messrs. Van Kleef and Reed) the sum of (a) his base salary at the then current rate and (b) the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs and (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. Each executive shall also receive all unpaid bonuses for the year prior to the year in which the termination occurs and shall receive (i) for a period of three years (in the case of Mr. Smith) and two years (in the case of Messrs. Van Kleef and Reed) continuing coverage and benefits comparable to all life, health and disability insurance plans that we from time to time make available to our management executives and their families, (ii) a lump-sum payment equal to three times (in the case of Mr. Smith) and two times (in the case of Messrs. Van Kleef and Reed) the flexible perquisites amount, and (iii) three years (in the case of Mr. Smith) and two years (in the case of Messrs. Van Kleef and Reed) additional service credit under our Amended Plan and our Funded Plan, or successors thereto, applicable to such executive on the date of termination. All unvested stock options held by the executive on the date of the termination shall become immediately vested, and all restrictions on "restricted stock" then held by the executive shall terminate.

     Each employment agreement further provides that, in the event such executive officer's employment is involuntarily terminated within two years of a change of control or if the executive officer's employment is voluntarily terminated "for good reason," as defined in each of the employment agreements, within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate; (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination; and (iii) a lump-sum payment equal to the amount of any accrued but unpaid bonuses. We (or our successor) shall also provide (i) for a period of three years continuing coverage and benefits comparable to all of our life, health and disability plans in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal to three times the flexible perquisites amount; and (iii) three years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, applicable to such executive on the date of termination. A change in control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our shareholders shall approve any plan or proposal for the liquidation or dissolution of us, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and
(B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted our Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by our shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Each employment agreement further provides that if remuneration or benefits of any form paid to them by us or any trust funded by us during or after their employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20 percent excise tax imposed by Section 4999 of the Code, we shall pay Mr. Smith, Mr. Van Kleef and Mr. Reed a bonus no later than seven days prior to the due date for the excise tax return in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by them as a result of the bonus, assuming that they will be subject to federal income taxes at the highest individual marginal tax rate.

     We have separate Management Stability Agreements ("Stability Agreements") with Mr. Wormington and Mr. Reardon that are operative only in the event of a change of control. The Stability Agreements provide that, if either Mr. Wormington's or Mr. Reardon's employment is involuntarily terminated within two years of a change of control or if either Mr. Wormington or Mr. Reardon voluntarily terminates his employment "for good reason," as defined in the Stability Agreements, within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to a multiple of his base salary at the then current rate and (ii) a lump-sum payment equal to the sum of (a) a multiple of the sum of the target bonuses under all of our incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, respectively, for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, as applicable, for the year in which the termination occurs, prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. The multiple in the calculation above is "three" for Mr. Reardon and "two-and-a-half" for Mr. Wormington. We (or our successor) shall also provide continuing coverage and benefits comparable to all of our life, health and disability plans for a period of 36 months for Mr. Reardon and 30 months for Mr. Wormington from the date of termination. Mr. Reardon would receive three years additional service credit and Mr. Wormington would receive two and one-half years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our Common Stock would be converted into cash, securities or other property, other than our merger where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our shareholders shall approve any plan or proposal for our liquidation or dissolution, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted our Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by our shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iv) there shall be, in the case of Mr. Wormington, (A) a direct or indirect sale of all or substantially all of the assets of our refining and marketing business, or (B) the sale of one of our subsidiaries (or affiliates) that conducts all or substantially all of our refining and marketing business, or (C) a merger, joint venture or other business combination involving our refining and marketing business, and as a result of such sale of assets, sale of stock, merger, joint venture or other business combination, we shall cease to have the power to elect a majority of the Board of Directors (or the other equivalent governing or managing body) of the entity that acquires, or otherwise controls or conducts our refining and marketing business.

                       2. EXTENSION OF EXPIRATION DATE OF
             THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED
                EXECUTIVE LONG-TERM INCENTIVE PLAN ("1993 PLAN")

     On March 13, 2003, the Board of Directors unanimously approved, subject to the approval of the stockholders, an amendment (the "1993 Plan Amendment") to the 1993 Plan, a copy of which is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The Board of Directors is unanimously recommending that our stockholders approve the 1993 Plan Amendment, which would extend the expiration date for the issuance of restricted stock, non-qualified stock options, stock appreciation rights ("SARS") and performance share and performance unit awards under the 1993 Plan by five years, from September 15, 2003 to September 15, 2008. The Company would like to extend the 1993 Plan in order to continue to provide stock incentives to motivate, attract, and retain employees upon whom the success of the Company is largely dependent. As of March 12, 2003, there were 1,272,614 shares available for grant under the 1993 Plan.

     Participation in the 1993 Plan has currently been limited to executive officers of the Company; however, the 1993 Plan provides that all full-time active employees of the Company and its subsidiaries are eligible to participate in the plan as determined by the Compensation Committee of our Board of Directors. It is presently anticipated that approximately 20 executive officers of the Company would be considered eligible to receive future stock incentives under the 1993 Plan.

SUMMARY OF THE 1993 PLAN

     The Amended and Restated Executive Long-Term Incentive Plan was approved by our stockholders at the annual meeting of stockholders held on February 9, 1994, and replaced the Company's Amended Incentive Stock Plan of 1982, as amended (the "1982 Plan"), although grants under the 1982 Plan that have not been fully exercised remain outstanding pursuant to their terms. An amendment to the 1993 Plan increasing the number of shares available for grant thereunder was approved by our stockholders at the annual meeting of stockholders held on June 20, 2002. The material provisions of the 1993 Plan, as amended to date and as proposed to be further amended as described in this proxy statement, are summarized as follows, but are qualified in entirety by reference to the full text of the 1993 Plan. Persons eligible to participate in the 1993 Plan include all full-time, active employees of the Company, including directors who are also employees of the

Company. The 1993 Plan is administered by the Compensation Committee of the Board of Directors consisting of directors who are not employees of the Company (the "Compensation Committee"). Subject to the provisions of the 1993 Plan, the Compensation Committee may, from time to time, select from all eligible employees, those to whom awards will be granted.

     The 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. It permits the issuance of awards in a variety of forms, including
(i) restricted stock, (ii) incentive stock options, (iii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"), (iv) SARs, and (v) performance share and performance unit awards. The 1993 Plan provides for the grant of up to 7,250,000 shares of our Common Stock. The closing price per share of our Common Stock as traded on the NYSE on March 21, 2003, was $6.76. If any award granted under the 1993 Plan is canceled, terminates, expires or lapses for any reason, subject to certain limited exceptions, any shares subject to such award will become available for additional awards under the 1993 Plan. However, in the event that prior to the award's cancellation, termination, expiration or lapse, the holder of the award at any time received one or more "benefits of ownership" pursuant to such award (as defined by the SEC, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the shares subject to such award will not be made available for regrant under the 1993 Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Compensation Committee will equitably adjust the aggregate number of shares subject to the 1993 Plan, the number of shares subject to each outstanding award and the exercise prices of outstanding options.

     The 1993 Plan may be amended, modified or terminated by the Board of Directors. However, without stockholder approval, no such amendment, modification or termination may: (a) with limited exceptions, materially increase the total number of shares that may be issued, (b) materially modify the eligibility requirements for participation or (c) materially increase the benefits accruing to participants. Subject to approval of the 1993 Plan Amendment by our stockholders at the annual meeting, unless earlier terminated by the Board of Directors or stockholders, the issuance of awards under the 1993 Plan will cease as of September 15, 2008. Even if the 1993 Plan Amendment is approved by the stockholders at the annual meeting, incentive stock options may not be granted under the 1993 Plan after September 15, 2003.

     Stock options granted under the 1993 Plan provide for purchase of shares of our Common Stock at prices determined by the Compensation Committee; provided that the option price shall not be less than the fair market value (as defined in the 1993 Plan) thereof on the date the option is granted unless such option is granted in connection with a deferral election under the 1993 Plan. The number of stock options that an individual participant may be granted from the 1993 Plan during any fiscal year of the Company is limited to 500,000 shares.

     Options granted under the 1993 Plan are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve, but in no event may any option be exercisable prior to six months following its grant. Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during the participant's lifetime. The option exercise price is payable in cash or in shares of our Common Stock having a fair market value equal to the exercise price that have been held by the participant for at least six months, or in a combination of cash and such shares. The Compensation Committee may also allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities laws. Upon the termination of the participant's employment due to death, disability or retirement, all outstanding options that are then vested shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability, or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon termination of employment of a participant for any reason other than set forth in the preceding sentence, all options held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant's employment for any reason, all options then held by the participant that are not then vested shall be forfeited; provided, however, the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding options held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the options are vested.

     There are generally no federal tax consequences either to the participant or to us upon the grant of a stock option. On exercise of an incentive stock option, the participant will not recognize any income and we will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the participant under the alternative minimum tax provisions of the Code. Upon the exercise of an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price paid by the participant generally must be included in the participant's alternative minimum taxable income. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize compensation income and we will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the purchased shares of Common Stock on the date of exercise over the stock option exercise price (or the gain on sale, if less). Otherwise, we will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the participant will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of our Common Stock on the date of exercise exceeds the stock option exercise price will generally be taxable to the participant as compensation income and will generally be deductible for tax purposes by us. The disposition of shares of our Common Stock acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the participant but will have no tax consequences for us.

     SARs granted under the 1993 Plan may take the form of affiliated SARs, freestanding SARs, tandem SARs, or any combination of these forms of SARs. Affiliated SARs may be granted in connection with related stock options and may be automatically exercised upon exercise of the related stock option, with the grant price being equal to the option price of the related stock option. Freestanding SARs may be granted independent of the grant of any stock option with a grant price at least equal to the fair market value of a share of our Common Stock on the date of grant. Tandem SARs are granted in conjunction with a related stock option at a grant price equal to the option price of the related stock option. Either the stock option or the tandem SAR will be adjusted for exercise of the other since the exercise of a stock option or the tandem SAR requires the surrender of the right to exercise the equivalent portion of the stock option or the tandem SAR, as applicable. The term of any SAR granted under the 1993 Plan may not exceed ten years.

     Upon exercise of an SAR, the participant will receive the difference between the fair market value of one share of our Common Stock on the date of exercise and the grant price, multiplied by the number of shares with respect to which the SAR is exercised. Payment received upon exercise of an SAR may be in cash, in shares of our Common Stock having a fair market value equal to the value of the SAR being exercised, or partly in cash and partly in shares of our Common Stock, as determined by the Compensation Committee in its discretion. The Compensation Committee may impose restrictions on the exercise of SARs, including the imposition of window periods for exercise of an SAR for persons required to file reports pursuant to the provisions of Section 16 of the Exchange Act. Upon the death, disability or retirement of a participant, all outstanding SARs that are exercisable on the termination date shall remain exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon the termination of employment of a participant for any reason other than set forth in the preceding sentence, all SARs held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant's employment for any reason, all SARs then held by the participant that are not then vested shall be forfeited; provided, however, that the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the SARs of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding SARs held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the SARs are vested. SARs may only be transferred under the laws of descent and distribution and shall be exercisable during his or her lifetime only by the participant.

     As a general rule, no federal income tax is imposed on the participant upon the grant of an SAR. In addition, we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of an SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of any shares distributed to the participant.

     Upon the exercise of an SAR, subject to the application of section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant. Upon a subsequent disposition of any shares received upon exercise of an SAR, any appreciation after the date of exercise should qualify as capital gain.

     The Compensation Committee may grant restricted shares of our Common Stock to eligible employees, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Compensation Committee shall determine in its discretion. The total amount of restricted stock that can be awarded during the life of the 1993 Plan is limited to 750,000 shares of our Common Stock. Certificates for the shares of our Common Stock covered by the award shall have appropriate restrictive legends placed on them with respect to such restrictions. Subject to the applicable restrictions, the grantee shall have the rights of a stockholder with respect to such shares. The shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period established by the Compensation Committee or upon earlier satisfaction of any other conditions specified by the Compensation Committee in its sole discretion. In addition, no restricted stock granted under the 1993 Plan may become vested in a participant sooner than six months following the date of its grant. In the event the employment of a participant is terminated by reason of death, disability or retirement, all unvested shares of restricted stock shall immediately be forfeited; provided, however, that the Compensation Committee, in its sole discretion, shall have the right to provide for accelerated vesting of some or all unvested shares of restricted stock. In the event employment of a participant shall terminate for any other reason, all shares of restricted stock held by the participant that are not vested as of the effective date of the termination of employment shall be immediately forfeited and returned to us; provided, however, that the Compensation Committee, in its sole discretion, shall have the right, except in the case of termination of employment for cause, to provide for the lapse of restrictions on the restricted stock following employment termination, upon such terms and provisions as it deems proper.

     A participant who has been granted restricted stock under the 1993 Plan will not realize taxable income at the time of grant, and we will not be entitled to a deduction at the time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction. Dividends paid to the participant during the period that the forfeiture restrictions apply also will be treated as compensation income to the participant and deductible as such by us.

     The participant, however, may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the participant makes this election, (a) we will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in section 162(m) of the Code), (b) dividends paid to the participant during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     The Compensation Committee may grant performance shares and performance units awards to eligible employees, in such amounts, and subject to such terms and conditions as the Compensation Committee shall in its discretion determine. Upon the attainment of performance goals established by the Compensation Committee, the grantee of such awards shall receive payment of the value of performance shares and performance units earned in cash or shares of our Common Stock, or in a combination of cash and shares of our Common Stock, that have an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period, in such combination as the Compensation Committee shall, in its sole discretion, determine. In the event the employment of a participant is terminated by reason of death, disability, retirement or involuntary termination without cause during the performance period, the participant shall receive a prorated payout of the performance units and performance shares earned, which shall be determined by the Compensation Committee in its sole discretion, and which shall be based upon the length of time the participant held the award during the performance period and which shall be further adjusted based upon the achievement of the preestablished performance goals. Such payment in the event of termination shall be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period; provided, however, that the Compensation Committee, in its sole discretion, shall have the power to accelerate the payment of the performance units and performance shares to participants whose employment has terminated. In the event that a participant's employment terminates for any reason other than the foregoing reasons, all performance units and performance shares shall be forfeited by the participant to us. Performance units and performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the participant's lifetime, the participant's rights under the 1993 Plan shall be exercisable only by the participant or the participant's legal representative.

     A participant who is granted a performance unit under the 1993 Plan generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When the performance goals applicable to the performance units are attained and amounts are due under the performance units (either in cash and/or in shares of our Common Stock), the participant will be treated as receiving compensation taxable as ordinary income, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction.

     Performance shares granted under the 1993 Plan generally have the same tax consequences as restricted stock awards discussed above.

     Section 162(m) of the Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under section 162(m) as "performance-based" specifically is exempt from the deduction limit. Based on section 162(m) and the regulations issued thereunder, we believe that the income generated in connection with the exercise of nonqualified stock options granted under the 1993 Plan should qualify as performance-based compensation and, accordingly, our deductions for such compensation should not be limited by section 162(m). Awards of SARs, restricted stock, performance shares and performance units under the 1993 Plan will not qualify as performance-based compensation and, therefore, our compensation expense deductions relating to such awards will be subject to the section 162(m) deduction limitation.

     In the event that (i) any "person," as the term is defined under the Exchange Act (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock), acquires beneficial ownership of more than 50 percent of the outstanding voting securities, (ii) a majority of the individuals who constitute the Board of Directors at any time shall cease to be made up of "qualified directors," or (iii) our stockholders approve a merger or consolidation with or involving any other corporation, other than in a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 50 percent of the outstanding voting securities of the Company immediately after such transaction, then any stock option or SAR outstanding shall become fully vested and fully exercisable, any restriction periods and restrictions imposed on restricted stock shall lapse, the target value obtainable under all performance units and performance shares shall be deemed to have been fully earned for the portion of the performance period that has elapsed through such date and the Compensation Committee may, in its discretion, make any other modifications to any awards as determined by the Compensation Committee to be deemed appropriate before the effective date of such transaction.

     A "qualified director" is a director who meets any of the following criteria: (1) was a director immediately after the effective date of the Reclassification (as defined in our Registration Statement on

Form S-4, relating to the 1993 Annual Meeting of Stockholders), including the three new directors elected in connection therewith; (2) was a director immediately after our 1994 Annual Meeting of Stockholders; or (3) any director nominated for election as a director or elected to the Board of Directors by the directors to fill a vacancy by a vote of directors, and at the time of such nomination or election at least a majority of the directors were qualified directors.

REQUIRED SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the 1993 Plan Amendment to extend the expiration date for the grant of awards thereunder. Under Delaware law and the Restated Certificate of Incorporation and By-laws, Abstentions as to proposal two will have the same effect as votes against such proposal. Broker Non-Votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN.

     3. SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     As of March 12, 2003, there were 1,272,614 shares of our Common Stock available for grant under the 1993 Plan. The amounts of future grants under the 1993 Plan are not determinable since the 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. It permits the issuance of awards in a variety of forms, including (i) restricted stock, (ii) incentive stock options,
(iii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"), (iv) SARs, and (v) performance share and performance unit awards.

     At any time and from time to time, the Board of Directors of the Company may terminate, amend or modify the 1993 Plan. However, without the approval of the stockholders of the Company, no such termination, amendment or modification may (1) materially increase the total number of shares which may be issued under the 1993 Plan (except for adjustments resulting from any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting our Common Stock), (2) materially modify the eligibility requirements or (3) materially increase the benefits accruing under the 1993 Plan.

     The following table summarizes, as of December 31, 2002, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                               NUMBER OF
                                                                                         SECURITIES REMAINING
                                                                                         AVAILABLE FOR FUTURE
                                              NUMBER OF                                  ISSUANCE UNDER EQUITY
                                       SECURITIES TO BE ISSUED     WEIGHTED-AVERAGE       COMPENSATION PLANS
                                          UPON EXERCISE OF        EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,   REFLECTED IN THE SECOND
PLAN CATEGORY                            WARRANTS AND RIGHTS     WARRANTS AND RIGHTS            COLUMN)
-------------                          -----------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders...................         5,318,563                 $11.76                 1,418,614
Equity compensation plans not
  approved by security holders(a)....           748,750                 $10.35                    50,500
                                              ---------                 ------                 ---------
  Total..............................         6,067,313                 $11.59                 1,469,114
                                              =========                 ======                 =========

---------------

(a) The Key Employee Stock Option Plan (the "1999 Plan") was approved by our board of directors in November 1999. The 1999 Plan provides for the granting of stock options to eligible persons we employ who are not our executive officers. Under the 1999 Plan, we may grant stock options to acquire a total of 800,000 shares. We may grant stock options at not less than the fair market value (as defined in the 1999 Plan) on the date the options are granted, and the stock options generally become exercisable after one year in 25 percent annual increments. The options expire ten years after the date of grant. Our board of directors may amend, terminate or suspend the 1999 Plan at any time.

                           4. AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2002

     The Audit Committee assists the Board in its oversight function of management's process for preparing financial reports of the Company. The Audit Committee is composed of four members who the Board believes, in its business judgment, are independent using the independence standards of the New York Stock Exchange. The Audit Committee operates under a charter (attached as Appendix A to the proxy statement) that is reviewed annually and approved by the Board. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, but have financial literacy. Accordingly, the Audit Committee does not prepare financial statements or attest to their accuracy. The preparation, presentation and integrity of Company's financial reports are the responsibility of management. Deloitte & Touche LLP, the Company's independent auditors, are responsible for auditing the Company's financial statements in accordance with generally accepted auditing standards and expressing an opinion on their conformity to accounting principles generally accepted in the United States of America.

     In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and the independent auditors. It also provided oversight of the independent auditors, the Company's internal audit function and the Company's system of internal controls over financial reporting. In performing these duties, the Audit Committee met a total of nine times during 2002 with management and representatives from internal audit and the independent auditors.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that might impact their objectivity and independence and, based on such information, satisfied itself as to the independence of the Company's independent auditors. The Audit Committee also discussed with management, internal audit and the independent auditors the quality and adequacy of the Company's internal controls and the audit scope and plans for audits performed by internal audit and the independent auditors.

     The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended by Statements 89 and 90, (Audit Committee Communications) and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed with internal audit and management significant items that resulted from internal audit examinations.

     Based on the reviews and discussions referred to above with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the

Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has engaged Deloitte & Touche LLP to audit the Company's financial statements for 2003.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven H. Grapstein, Chairman
William J. Johnson
A. Maurice Myers
Donald H. Schmude

March 12, 2003

                             ---------------------

DELOITTE & TOUCHE FEES FOR FISCAL YEARS 2002 AND 2001

     For the years ended December 31, 2002 and 2001, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche").

  AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $1.5 million for 2002 and $1.3 million for 2001.

  AUDIT-RELATED FEES

     The aggregate fees for audit-related services rendered by Deloitte & Touche were $500,000 for 2002 and $100,000 for 2001. The nature of the services performed for these fees included, among other things, employee benefit plan audits, attest services not required by statute or regulation, accounting consultation on acquisitions and divestitures and consultation concerning financial accounting and reporting standards not classified as audit.

  TAX FEES

     The aggregate fees for tax services rendered by Deloitte & Touche for matters such as preparation of the U.S. federal income tax return, consultation on acquisitions and divestitures and other tax matters were $300,000 for 2002 and $700,000 for 2001.

  ALL OTHER FEES

     The aggregate fees for other services not included above rendered by Deloitte & Touche were $1.1 million for 2002 and $1.0 million for 2001. The nature of the other services performed included consulting on risk management and improving internal reporting processes in 2002 and services regarding our purchase price allocations for acquisitions, consulting on risk management and human resource matters and improving internal reporting processes in 2001.

     The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by Deloitte & Touche are compatible with maintaining the principal accountant's independence. In accordance with the Audit Committee charter adopted on March 13, 2003, all audit and permitted non-audit services to be performed by Deloitte & Touche must be approved in advance by the Audit Committee. Prior to that, the Audit Committee was not required under its charter to pre-approve audit and non-audit services.

  OTHER MATTERS

     Representatives of Deloitte & Touche LLP are expected to be present at the 2003 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so.

                          5. EXPENSES OF SOLICITATION

     We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

                            6. STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the annual meeting to be held in 2004 must be received for inclusion in our proxy statement and form of proxy by December 3, 2003. In addition, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company at least 45 days (which for the 2004 meeting would be February 16, 2004) before the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting; provided, however, that in the event that the Company did not hold an annual meeting, or if the date of the annual meeting is changed more than 30 days from the prior year, then notice must be received by the Company a reasonable time before the Company mails its proxy materials.

                                7. OTHER MATTERS

     As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                          Secretary
April 1, 2003

                                   APPENDIX A
                          TESORO PETROLEUM CORPORATION

                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                    CHARTER

I INDEPENDENCE

     - The Board of Directors shall designate an Audit Committee, which shall be composed of at least three directors, all of whom must be "independent directors". To be considered "independent", the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board.

     - The members of the Audit Committee shall possess such degree of financial or accounting expertise, as the Board of Directors interprets in its business judgment, as may be required by law or by the regulations of the Securities and Exchange Commission. The members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations.

     - It is the intention of the Board that its Audit Committee shall satisfy all laws, regulations, rules, requirements and standards applicable to audit committees.

II PURPOSE

     - The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - It is not the role of the Audit Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company's financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the collective responsibility of the Audit Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

III DUTIES AND RESPONSIBILITIES

     - In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to oversee management's implementation of prudent corporate accounting and reporting policies.

     - The Audit Committee will be (i) directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) reported to directly by the independent auditors, (iii) responsible for approving in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors and (iv) responsible for approving in advance all non-audit services performed by the independent auditors. All non-audit services to be performed by the independent auditors shall be disclosed. The Audit Committee may delegate to one or more members of the Audit Committee who are independent directors the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Audit Committee at the next scheduled meeting of the Audit Committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the Audit Committee from obtaining the input of management, but these responsibilities may not be delegated to management.

     - The Audit Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Audit Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

     - To the extent required by law or regulation, the annual statement also shall describe: (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

     - The Audit Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

     - The Audit Committee will review with the independent auditors, the Company's internal auditors and appropriate financial and accounting personnel, such internal controls to ensure that material information relating to the Company and its consolidated subsidiaries is made known to such officers and to identify: (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iii) whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. The Audit Committee will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     - The Audit Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - The Audit Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management, and management's response. In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditors engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

     - The Audit Committee will comply with laws and regulations governing hiring policies for employees or former employees of the independent auditors.

     - The Company will maintain an internal audit function. The Audit Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Audit Committee will review the regular internal reports (or summaries thereof) to management prepared by the internal audit function of the Company and management's response.

     - The Audit Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     - The Audit Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss, including: (i) review of the integrity of the organization's financial reporting processes (both internal and external) and the internal control structure (including disclosure controls); (ii) review of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (iii) review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     - The independent auditors must timely report to the Audit Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise considers it desirable to report.

     - Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

     - Periodically, the Audit Committee shall meet separately with the chief financial officer, with the internal auditors, and with the independent auditors. Among the items to be discussed in these meetings are the evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors and the internal auditors receive during the course of the audit.

     - The Audit Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - The Audit Committee will review accounting and financial staffing and succession planning within the Company as necessary.

     - The Audit Committee will review the matters discussed at each Audit Committee meeting with the Board of Directors. The Audit Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

     - The Audit Committee will establish and maintain procedures for the confidential, anonymous submission by Company employees regarding concerns of questionable accounting or auditing matters. The Audit Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Audit Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

     - The Audit Committee will review compliance with the Company's Ethics Policy annually. To the extent required by applicable laws or regulations: (i) the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions; (ii) the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers; (iii) the Company's Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
       (b) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (c) compliance with applicable governmental laws and regulations.

     - The Audit Committee will review compliance with the Company's legal compliance policy annually. The Audit Committee will discuss with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements or compliance policies.

     - The Audit Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of the independent auditors and to any advisors engaged by the Audit Committee.

     - The Audit Committee will conduct an annual evaluation of its performance.

     - The Audit Committee will review its charter annually and include it in the Company's proxy statement as required by applicable law or regulation.

                                                                      APPENDIX B

                                SECOND AMENDMENT
                      TO THE TESORO PETROLEUM CORPORATION
            AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

     THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                  WITNESSETH:

     WHEREAS, the Sponsor maintains the Plan known as the "Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan" (the "Plan"); and

     WHEREAS, the Sponsor retained the right in Section 14.1 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Directors of the Sponsor have approved resolutions to amend the Plan;

     NOW, THEREFORE, the Sponsor agrees that, subject to and contingent upon the approval of this amendment by the Sponsor's stockholders, Section 1.3 of the Plan is hereby amended in its entirety to read as follows:

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after September 15, 2008; and in no event may an Incentive Stock Option be granted under the Plan on or after September 15, 2003.

Approved by the Directors: March 13, 2003

                                     PROXY

                    TESORO PETROLEUM CORPORATION THRIFT PLAN

                                     AND/OR

                TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned participant in the TESORO PETROLEUM CORPORATION THRIFT PLAN and/or TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN (the "Plan(s)") hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona, on Thursday, May 1, 2003, at 8:00 A.M. Mountain time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Petroleum Corporation (the "Company") allocated to the undersigned's account under the Plan(s) and held in the Trustee's name at the close of business on March 12, 2003, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposal, more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                                                                         PLEASE MARK
                                                                                                       YOUR CHOICE LIKE    [X]
                                                                                                      THIS X IN BLUE OR
                                                                                                          BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1 - Election of 6 directors (all nominated    ITEM 2 - Proposal to amend the Amended and Restated     FOR   AGAINST  ABSTAIN
as directors to serve for the terms indicated               Executive Long-Term Incentive Plan to extend
in the Proxy Statement).                                    the expiration date for the grant of awards    [ ]     [ ]      [ ]
                                                            thereunder.
           FOR                 WITHHELD
      ALL NOMINEES         FOR ALL NOMINEES        ITEM 3 - To transact such other business as may
           [ ]                    [ ]                       properly come before the meeting or any
                                                            adjournment thereof.

Nominees: 01 Steven H. Grapstein; 02 William J. Johnson;                IF THERE IS NO BOX MARKED WITH RESPECT TO ITEM 2, THEN
03 A. Maurice Myers; 04 Donald H. Schmude; 05 Bruce A. Smith;           DIRECTION IS GIVEN TO VOTE FOR ITEM 2.
and 06 Patrick J. Ward.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL          Dated: _____________________________________________, 2003
NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME
AS SET FORTH ABOVE.                                                     Signature: _______________________________________________

                                                                        PLEASE SIGN EXACTLY AS NAME APPEARS. WHEN SIGNING AS
                                                                        ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                        PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    - FOLD AND DETACH HERE -

                                     PROXY

                          TESORO PETROLEUM CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

         The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Petroleum Corporation (the "Company") held in the name of the undersigned at the close of business on March 12, 2003, as the Annual Meeting of Stockholders to be held at the Four Season Hotel, 10600 East Crescent Moon Drive, Scottsdale, Arizona, on Thursday, May 1, 2003, at 8:00 A.M. Mountain time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposal, more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.


                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
        ADDRESS CHANGE (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                                                                                         MARK HERE
                                                                                                         FOR ADDRESS      [ ]
                                                                                                         CHANGE
                                                                                                         PLEASE SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

ITEM 1 - Election of 6 directors (all nominated    ITEM 2 - Proposal to amend the Amended and Restated     FOR   AGAINST  ABSTAIN
as directors to serve for the terms indicated               Executive Long-Term Incentive Plan to extend
in the Proxy Statement).                                    the expiration date for the grant of awards    [ ]     [ ]      [ ]
                                                            thereunder.
         FOR             WITHHELD
    all nominees     for all nominees              ITEM 3 - To transact such other business as may
         [ ]               [ ]                              properly come before the meeting or any
                                                            adjournment thereof.

Nominees: 01 Steven H. Grapstein; 02 William J. Johnson;                THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE
03 A. Maurice Myers; 04 Donald H. Schmude; 05 Bruce A. Smith;           VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED
and 06 Patrick J. Ward.                                                 STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
                                                                        VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME          Dated: _____________________________________________, 2003
AS SET FORTH ABOVE. AUTHORITY IS GRANTED TO VOTE FOR THE                Signature: _______________________________________________
ELECTION OF EACH NOMINEE UNLESS SPECIFICALLY WITHHELD.                  Signature: _______________________________________________

                                                                        PLEASE SIGN EXACTLY AS NAME APPEARS. WHEN SHARES ARE
                                                                        HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING
                                                                        AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                                                        PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                                                        SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                        OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                                                        BY AUTHORIZED PERSON.


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                                                    - FOLD AND DETACH HERE -